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                           EMPLOYMENT AGREEMENT                    (EXHIBIT 10T)

       AGREEMENT dated as of September 1, 1995 between MISONIX, INC., a New York corporation (hereinafter called the "Company") with offices at 1938 New Highway, Farmingdale, New York 11735, and JOSEPH LIBRIZZI, residing at 10 Indian Trace, Kings Park, New York 11754 (hereinafter called the "Employee").

                           W I T N E S S E T H:

       WHEREAS, the Company desires to continue the services of Employee upon the terms and conditions stated herein, and

       WHEREAS, Employee desires to continue his employment by the Company upon the terms and conditions stated herein.

       NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

       1. Employment Term. The Company hereby agrees to employ Employee and Employee agrees to enter the employ of the Company on the terms and conditions set forth below for a term commencing on the date hereof and terminating August 31, 1996, unless sooner terminated as herein provided (such term of this Agreement is herein referred to as the "term"). This Agreement will be automatically renewed for successive one-year periods (a "Renewal Period") unless the Company or the Employee elects not to renew by providing written notice under paragraph 20 hereof to the contrary to the other party within thirty (30) days preceding the end of the Term or a Renewal Period, unless sooner terminated as hereinafter provided.

      2. Duties. Subject to the authority of the Board of Directors of the Company and the control and direction of the Company's Chairman of the Board, Employee shall be employed as the Company's President and Chief Executive Officer. Employee will perform such other duties and services of an executive nature, commensurate with his position as the President and Chief Executive Officer, as may from time to time be assigned to him by such persons.

      3. Full Time. Employee agrees that he will devote his full time and attention during regular business hours to the business and affairs of the Company and that during the period of such employment, Employee will not, without the prior permission of the Board of Directors or Chairman of the Board, engage in any other business enterprise which requires the personal time or attention of Employee. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of publicly held companies and any other business which is not competitive and does not have any business relations with the Company or any subsidiary

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of the Company, provided the time or attention devoted by Employee to such activities does not interfere with the performance of his duties hereunder.

      4. Compensation. For the full prompt and faithful performance of all of the duties and services to be performed by Employee hereunder, the Company agrees to pay, and Employee agrees to accept, the amounts set forth below.

         (a) As a base salary, Employee shall be paid during the Term at a rate of $160,000 per annum, payable monthly or in such other manner as the parties hereto shall determine.

         (b) Not later that one hundred twenty (120) days after the end of the fiscal year of the Company, the Company shall pay to Employee, as incentive compensation, the following:

              If operating earnings for fiscal 1996 is

              less than $100,000     -      None
              $100,000 to $249,000   -      2-1/2% of all operating earnings
              $250,000 to $499,000   -      5% of all operating earnings
              over $500,000          -      10% of all operating earnings

              For purposes hereof, "Operating Earnings" of the Company shall mean, with respect to any fiscal year, the income, if any, of the Company for such fiscal year as set forth in the audited, financial statements of the Company included in its Annual Report to Stockholders for such fiscal year, before deduction of taxes based on income or of the incentive compensation to be paid to Employee for such fiscal year under this Agreement.

          (c) The compensation provided for herein shall be in addition to any retirement, profit sharing, insurance or similar benefit which may at any time be payable to Employee pursuant to any plan or policy of the Company relating to such benefits, which additional benefits shall be made available to Employee on the same basis as they are generally made available to other employees of the Company. Such compensation shall be in addition to any options which may be granted under any Company stock option plan.

          (d) The Company shall reimburse Employee in accordance with the Company's policies for all reasonable travel, hotel, meal, and other expenses properly incurred by him in he performance of his duties hereunder; provided, however, that Employee shall be entitled to reimbursement only if lie furnishes to the Company an itemized account and such other substantiation of such expenditures as may reasonably be requested by the Company.

       5. Vacation. Employee shall be entitled to a reasonable vacation which shall be for such periods as are consistent with vacation time taken by other similar employees and which shall be taken at such time or times as shall be mutually determined by the Company and Employee.

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       6. Death. In the event of the death of Employee during the Term or a
Renewal Period, this Agreement and the employment of Employee hereunder shall terminate on the date of the death of Employee. The estate of Employee (or such persons as Employee shall designate in writing) shall be entitled to receive, and the Company agrees to pay, the base salary of Employee provided,by paragraph 4(a) and the additional benefits, if any, provided by paragraph 4(c), in each instance computed up to the end of the sixth month after the month in which death occurs.

       7. Disability. In the event that Employee shall be unable to perform, because of illness or incapacity, physical or mental, the duties and services to be performed by him hereunder for a consecutive period of four (4) months, the Company may terminate this Agreement after the expiration of such period. Employee shall be entitled to receive the base salary provided by paragraph 4(a) and the additional benefits, if any, provided by paragraph 4(c), in each instance computed up to the date of termination.

       8. Payment Upon Death or Disability. In the event of the termination @of this Agreement as provided in paragraph 6 or 7 hereof, the additional benefits required to be paid need not be paid by the Company until 120 days after the computation by the Company of the amount due, if any, except where limited by terms of benefits plans. If any computation or determination shall be required for any period less than a quarter, such computation or determination shall be made by taking a proportionate part of the particular quarter.

       9. Non-Competition.

          (a) Employee covenants and agrees that, during the Term or a Renewal Period and for a period of one year after he ceases being an employee of the Company, Employee will not, directly or indirectly, own, manage, operate or control, or participate in the ownership, management operation or control of, any business competing directly with the business conducted on the date of termination hereof by the Company; provided, however, that Employee may own not more than 1% of the outstanding securities of any class of any corporation engaged in any such business, if such securities are listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities association.

          (b) Employee covenants and agrees that, throughout the Term or a Renewal Period and for a period of one year after lie ceases being an employee of the Company, he will not directly or indirectly induce any person associated with or employed by the Company or any subsidiary of the Company to leave the employ of or terminate his association with the Company, or any subsidiary of the Company, or solicit the employment of any such person on his own behalf or on behalf of any other business enterprise.

          (c) If any term of this paragraph 9 is found by any court having jurisdiction to be too broad, then and in that case, such term shall nevertheless remain effective, but shall be considered amended (as to the time or area or otherwise, as the case may be) to a point considered by said court as reasonable, and as so amended shall be fully enforceable.

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          (d) In the event that Employee shall violate any provision of this
Agreement (including but not limited to the provisions of this paragraph 9), then Employee hereby consents to the granting of a temporary or permanent injunction against him by any court of competent jurisdiction prohibiting him from violating any provision of this Agreement. In any proceeding for an injunction and upon any motion for a temporary or permanent injunction, Employee agrees that his ability to answer in damages shall not be a bar or interposed as a defense to the granting of such temporary or permanent injunction against Employee. Employee further agrees that the Company will not have an adequate remedy at law in the event of any breach by Employee hereunder and that the Company will suffer irreparable damage and injury if Employee breaches any of the provisions of this Agreement.

      10. Termination for Cause. The Company may terminate this Agreement without liability (other than for payments accrued to the date of Termination) if Employee's employment is terminated "for cause". The term "for cause" shall mean, for the purposes of this Agreement (i) a material breach by Employee of the provisions of this Agreement, (ii) the commission by Employee of a fraud against the Company or the conviction of Employee for committing, aiding or abetting a felony, a fraud, a crime involving moral turpitude or a business crime, or (iii) the knowing possession or use of illegal drugs or prohibited substances, unless pursuant to a prescription authorized by a licensed medical practitioner, the excessive drinking of alcoholic beverages which impairs Employee's ability to perform his duties hereunder, and the appearance (reasonably determined) during hours of employment of being under the influence of such drugs, substances or alcohol.

       11. Severance. If the Company terminates this Agreement or the Employee's employment with the Company for any reason whatsoever, the Company shall pay to the Employee as a lump sum payment an amount equal to the salary of the Employee for the immediately preceding six (6) months. This Section 11 shall survive any termination or expiration of this Employment Agreement.

       12. Change of Control. In the event there shall be a change in the present Company as hereinafter defined, or in any person directly or indirectly presently controlling the Company, as hereinafter defined, Employee shall have the option, exercisable within six (6) months of his becoming aware of such event, to terminate this Agreement forthwith. Upon such termination, Employee shall have the right to immediately receive as a lump sum payment an amount equal to the salary of the Employee for the immediately preceding six (6) months.

           For purposes of this Agreement, a change in control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

           (a) a change in control as such term is presently defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or

           (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a

                                     -4-

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director or officer   of the Company, become tire  "beneficial owner" (as

defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) of the voting power of the Company's then outstanding securities; or


              (c) if during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period."

       13. No Impediments. Employee warrants and represents that he is free to enter into this Agreement and to perform the services contemplated thereby and that such actions will not constitute a breach of, or default under, any existing agreement.

       14. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

       15. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

       16. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York applicable to agreements to be wholly performed therein without giving effect to principles of conflicts of law.

       17. Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

       18. Assignment and Delegation of Duties. This Agreement may not be assigned by the parties hereto except that the Company shall have the right to assign this Agreement in connection with a sale or transfer of all or substantially all of its assets, a merger or consolidation. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.

       19. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

       20. Notices. Any notice under the provisions of this Agreement shall be given by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this paragraph.

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       21. Unenforecability; Severability. If any provision of this  Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

       22. Counterparts. This Agreement may be executed in one or more counterpart, all of which shall be deemed to be duplicate originals.


       IN WITNESS WHEREOF, The parties hereby have caused this Agreement to be executed as of the date first above written.



                                        MISONIX, INC.



                                        By: /s/ Peter Gerstheimer V.P.
                                           ----------------------------


                                           ----------------------------
                                                JOSEPH LIBRIZZI

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